C#: 581058493 Ls#: 1800127982 Promissory Note Floating Rate

Funding Date: November 22, 2019

FOR VALUE RECEIVED, RAMACO RESOURCES, INC., a Delaware corporation; RAMACO DEVELOPMENT, LLC, a Delaware limited liability company; RAM MINING, LLC, a Delaware limited liability company; RAMACO COAL SALES, LLC, a Delaware limited liability company; RAMACO RESOURCES, LLC, a Delaware limited liability company; and RAMACO RESOURCES LAND HOLDINGS, LLC, a Delaware limited liability company (collectively as “Maker”), promises to pay to the order of KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION,  (“Holder”), the sum of $10,000,000.00 in lawful money of the United States of America (the “Principal”), with interest thereon as hereafter provided (“Interest”), to be paid in the manner set forth herein.

1.  Relationship to Master Security Agreement.  This Note is secured by the Master Security Agreement dated as of November 15, 2019 and Collateral Schedule No. 01 dated as of November 15, 2019 thereto (together, the “Master Security Agreement”), and all terms and conditions contained therein are incorporated herein by reference.  Capitalized terms used herein without definition shall have the meaning given them in the Master Security Agreement.  Maker reaffirms all terms, conditions, representations and warranties contained in the Master Security Agreement except as they may be modified hereby.

2.  Definitions.  For purposes hereof, the following terms shall have these meanings:

(a)  “Business Day” shall mean any day on which commercial banks are open for international business (including dealings in United States dollar deposits in the London interbank Eurodollar market) in London, England.

(b) “Index Rate” shall mean the LIBOR rate which is published on Bloomberg Screen, BBAM1 (or any successor as may replace such page in said service for the purposes of display of the interbank interest rates offered on the London market) two (2) Business Days prior to the commencement of the Interest Period; provided, however, if such rate is not available, “Index Rate” shall mean either (i) the rate of interest per annum determined by Lender to be the average rate per annum at which United States dollar deposits in a similar amount are offered for such Interest Period by major banks in the London interbank deposit market two (2) Business Days prior to the commencement of the Interest Period or (ii) a similar rate based upon a comparable index chosen by Holder in its sole discretion.

(c) “Interest Period” shall mean the one (1) month period commencing on the first day of each month; provided, however, that unless the Funding Date is the first of a month, the first Interest Period hereunder shall commence on the Funding Date and continue until the day preceding the first day of the first month following the Funding

3.  Interest Rate.  (a) Interest on the balance of the Principal outstanding on this Note shall accrue from the Funding Date of this Note and stall be due and payable at a rate per annum equal to the Index Rate for the Interest Period plus 515 basis points (the “Merest Rate”).

(b) Maker shall pay Interest, calculated on the basis of a 360-day year, on the outstanding Principal amount from and including the Funding Date to, but not including, the date the outstanding Principal amount is paid in full.  Upon request, Holder shall give prompt notice to Maker of the Index Rate as determined and adjusted herein, which determination shall be conclusive absent manifest error.

(c) Except as otherwise provided in the definition of Interest Period, each Interest Period shall commence on the first day of each month and end on the last day of the Interest Period; provided, however, that (i) each subsequent Interest Period, to the extent applicable, shall commence automatically and immediately following the last day of the preceding Interest Period for the same duration; and (ii) any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such day falls in the next calendar month in which case the Interest Period shall end on the next preceding Business Day.

4.  Usury; Place of Payment.  (a) Holder does not intend to charge any amount in excess of the maximum amount of time price differential or interest, as applicable, permitted to be charged or collected by applicable law and any such excess amounts will be applied to payments due under this Note, in inverse order of maturity, with any surplus refunded to Maker.

(b) Payment of the Principal and Interest hereunder shall be made to Holder at 1000 S.  McCaslin Blvd., Superior, CO 80027, or at such other place as Holder may designate from time to time in writing.  Holder reserves the right to require payment on this Note to be made by wired federal funds or other immediately available funds.

5.  Repayment Terms.  On the date hereof, Maker shall pay Interest to Holder for the period from the Funding Date through and including the last day of the month in which the Funding Date occurs.  Maker shall repay the outstanding balance of this Note in 36 consecutive month payments of Principal in the amount of $277,777.78 plus accrued interest at the Interest Rate, commencing on the first day of the first month following the Funding Date and continuing on the same day of each month thereafter (each a “Note Payment Date”).  Interest shall be due, in arrears, on the last day of the applicable Interest Period.  In addition, Maker will pay a late payment charge of five percent (5%) of any payment due hereunder that is not paid on or before the date due hereunder.

6.  Prepayment.  Borrower may prepay, in whole but not in part, the Principal outstanding hereunder together with accrued and unpaid Interest thereon at the Interest Rate in effect on the Funding Date, plus a prepayment premium equal to five percent of such outstanding Principal.

7.  Application of Payments.  Prior to Default, each payment received on this Note shall be applied in the following order: (a) all costs of collection, (b) any unpaid late payment charges, (c) any Prepayment Premium, (d) Interest accrued as of the payment date and (e) the balance, if any, to outstanding Principal as of the date received.  Upon the occurrence and during the continuance of a Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral when received by Holder in cash or its equivalent, will be applied first to costs of collection and, thereafter, in reduction of the Secured Obligations in such order and manner as Holder may direct in its sole discretion.  Maker irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that Holder shall have the continuing and exclusive right to apply any and all such payments and proceeds in the Holder’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

8.  Security.  Payment of the Principal and Interest hereunder, and the performance and observance by Maker of all agreements, covenants and provisions contained herein, is secured by a first priority security interest In the Collateral.

9.  General.  Maker represents and warrants that this Note evidences a loan for business or commercial purposes.  By executing this Note, Maker confirms (a) having read and understood the provisions hereof and (b) Maker’s agreement with all terms and conditions contained herein.

10.  Waivers.  MAKER AND ALL ENDORSERS, SURETIES, AND GUARANTOR ‘1EREOF HEREBY JOINTLY AND SEVERALLY WAIVE PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF .40N-PAYMENT OR DISHONOR, NOTICE OF INTENTION TO ACCELERATE THE MATURITY, NOTICE OF PROTEST AND PROTEST OF THIS NOTE.

11.  Funding Date.  The Funding Date for this Note shall be the date on which Holder disburses funds hereunder.  IF THE FUNDING DATE IS LEFT BLANK, OR DOES NOT REFLECT THE ACTUAL DATE HOLDER DISBURSES FUNDS HEREUNDER, MAKER HEREBY AUTHORIZES HOLDER TO FILL IN THE CORRECT DATE AT THE TIME OF DISBURSEMENT.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has caused this Note to be duly executed on the day and year first written above.

MAKER:

RAMACO RESOURCES, INC.

RAMACO DEVELOPMENT, LLC

RAM MINING, LLC

RAMACO COAL SALES, LLC

RAMACO RESOURCES, LLC

RAMACO RESOURCES LAND HOLDINGS, LLC

By /s/ Randall W. Atkins

Name: Randall W. Atkins

Title: Executive Chairman

ATTACHMENT:

Collateral Schedule: This Note is secured by Collateral Schedule No. 01 dated as of November 15, 2019 to the Master Security Agreement

Form No. 04-550fNOTE.312 DF	Page 2 of 2

C# 581058493 Master Security Agreement

THIS MASTER SECURITY AGREEMENT (this “Agreement”) dated as of November 15, 2019 is made by and between RAMACO RESOURCES, INC., a Delaware corporation; RAMACO DEVELOPMENT, LLC, a Delaware limited liability company; RAM MINING, LLC, a Delaware limited liability company; RAMACO COAL SALES, LLC, a Delaware limited liability company; RAMACO RESOURCES, LLC, a Delaware limited liability company; and RAMACO RESOURCES LAND HOLDINGS, LLC, a Delaware limited liability company, each having its chief executive office at 250 W Main St, Ste 1800, Lexington, Kentucky 40507 (collectively as “Borrower”), and KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION, having an office at 66 South Pearl Street, Albany, NY 12207 (“KEF”).

Financing.  This Agreement provides terms and conditions that the parties intend to apply to various loan transactions secured by personal property.  Each such loan transaction shall be evidenced by (a) a Collateral Schedule that explicitly incorporates the provisions of this Agreement and that sets forth the description of the specific collateral securing Borrower’s obligations to KEF (“Collateral Schedule”) and (b) a Promissory Note evidencing the amount to be repaid by Borrower to KEF (“Note”).

Definitions.  Unless the context otherwise requires, as used in this Agreement the following terms shall have the respective meanings indicated below and shall be equally applicable to both the singular and the plural forms thereof.  Any term used in this Agreement and not defined herein shall have the meaning provided in the Uniform Commercial Code (“UCC”) in effect in the State identified in Section 21 below.

“Collateral” means the Equipment and any other property described on a Collateral Schedule, all substitutions, replacements or exchanges therefor, and all proceeds (both cash and non-cash and including insurance proceeds) receivable or received from the sale, lease, license, collection, use, exchange or other disposition of the Collateral.

“Default Rate” means the lesser of eighteen percent per annum or the maximum rate permitted by law.

“Equipment” means each item of property designated from time to time by Borrower and financed by KEF which is described on a Collateral Schedule, together with all replacement parts, accessions, additions and accessories incorporated therein or affixed thereto including, without limitation, any software that is a component or integral part of, or is included or used in connection with, any item of Equipment, but with respect to such software, only to the extent of Borrower’s interest therein, if any.

“Guarantor” means any guarantor of the Secured Obligations.

“Installment(s)” means the periodic payments due to repay each Note, and, where the context requires, all additional amounts as may from time to time be payable under any provision of the Loan Documents.

“Loan Documents” means, with respect to each loan transaction, collectively, this Agreement, a Note, a Certificate of Acceptance, a Collateral Schedule and all other documents prepared by KEF and now or hereafter executed in connection therewith.

“Permitted Encumbrances” means a statutory or landlord’s liens under any lease of real property that have been subordinated to KEF or arising in the ordinary course of Borrower’s business with respect to obligations which are not more than 60 days past due or which are being contested in good faith by the applicable Borrower provided that, in KEF’s absolute opinion, no part of any Collateral or any interest therein would be in danger of being sold, foreclosed, forfeited or lost and at no time during the permitted contest shall there be, in KEF’s absolute opinion, a risk of the imposition of criminal liability or civil liability on KEF.

“Secured Obligations” means all of the following obligations of Borrower, whether direct or indirect, absolute or contingent, matured or unmatured, originally contracted with KEF or another party, and now or hereafter owing to or acquired in any manner partially or totally by KEF or in which KEF may have acquired a participation, contracted by Borrower alone or jointly or severally: (a) Borrower’s obligations hereunder and under the Notes, (b) any and all indebtedness, obligations, liabilities, contracts, indentures, agreements, warranties, covenants, guaranties, representations, provisions, terms, and conditions of whatever kind, now existing or hereafter arising, and however evidenced, that are now or hereafter owed, incurred or executed by Borrower to, in favor of, or with KEF, and including any partial or total extension, restatement, renewal, amendment, and substitution thereof or therefor; (c) any and all claims of whatever kind of KEF against Borrower, now existing or hereafter arising; and (d) any and all of KEF’s fees, costs and expenses related to the foregoing.

“Supplier” means the manufacturer or the vendor of the Equipment, as set forth on each Collateral Schedule.

“Term” means the term of each Note.

Grant of Security.  In consideration of one or more loans, advances or other financial accommodations at any time made or extended by KEF to or for the account of Borrower, and to secure the prompt payment and performance in full when due of the Secured Obligations, Borrower hereby pledges, assigns, transfers and hypothecates to KEF and grants to KEF a continuing security interest in, all of Borrower’s right, title and interest in and to the Collateral.

Perfection of Security Interest.  Borrower hereby authorizes KEF to authenticate and/or file all UCC financing statements and amendments that in KEF’s sole discretion are deemed necessary or proper to secure or protect KEF’s interest in the Collateral in all applicable jurisdictions.  Borrower hereby ratifies, to the extent permitted by law, all that KEF shall lawfully and in good faith do or cause to be done by reason of and in compliance with

C# 581058493 Master Security Agreement

this section.  Borrower shall provide written notice to KEF at least thirty days prior to any contemplated change in Borrower’s name, jurisdiction of organization or chief executive office address.

Borrower shall have possession of the Collateral except where expressly otherwise provided in this Agreement or where KEF chooses to perfect its security interest by possession in addition to the filing of a financing statement.  If any of the Collateral is at any time in the possession of a third party, Borrower will join with KEF in notifying such third party of KEF’s security interest and obtaining an acknowledgment from such third party that it is holding the Collateral for the benefit of KEF.

If any lien or encumbrance other than KEF’s or Permitted Encumbrances shall attach to Equipment, Borrower shall (i) give KEF immediate written notice thereof and (ii) promptly, at Borrower’s sole cost and expense, take such action as may be necessary to discharge such lien.

Borrower will not create any Chattel Paper with respect to the Equipment without placing a legend on the Chattel Paper acceptable to KEF indicating that KEF has a security interest in the Chattel Paper.

Delivery and Acceptance.  If requested by KEF, Borrower shall execute and deliver to KEF a Certificate of Acceptance for the Equipment described on such Collateral Schedule and, in such event, KEF SHALL HAVE NO OBLIGATION TO ADVANCE ANY FUNDS TO BORROWER UNLESS AND UNTIL KEF SHALL HAVE RECEIVED A CERTIFICATE OF ACCEPTANCE RELATING TO THE EQUIPMENT EXECUTED BY BORROWER.

Payments.  Borrower shall pay each Note on the terms set forth therein.  All Installments shall be payable when due and be paid to KEF at 1000 South McCaslin Boulevard, Superior, CO 80027, or as otherwise directed by KEF in writing.  Lender does not intend to charge any amount in excess of the maximum amount of time price differential or interest, as applicable, permitted to be charged or collected by applicable law and any such excess amounts will be applied to payments due under each loan, in inverse order of maturity, with any surplus refunded to Borrower.

Location; Inspection.  Equipment shall be delivered to the location (“Equipment Location”) specified in a Collateral Schedule and shall not be removed therefrom without KEF’s prior written consent provided, however that Borrower may freely move Equipment between the following Borrower facilities without KEF’s prior written consent: 1000 Elk Creek Rd, Verner, WV 25650, 497 Fork Ridge Rd, Raven, VA 24639 and 1000 Faraday Rd, Berwind, WV 24815.  KEF shall have the right to enter upon the premises where the Collateral is located and inspect the Collateral at any reasonable time.  At KEF’s request, Borrower shall (a) affix permanent labels in a prominent place on Equipment stating KEF’s interest in the Equipment, (b) keep such labels in good repair and condition and (c) provide KEF with an inventory listing of all labeled Equipment within thirty days of such request.

Use; Alterations.  Borrower shall use Equipment lawfully and only in the manner for which it was designed and intended and so as to subject it only to ordinary wear and tear.  Borrower shall comply with all applicable laws.  Borrower shall immediately notify KEF, in writing, upon becoming aware of any existing or threatened investigation, claim or action by any governmental authority that could adversely affect Equipment, KEF or this Agreement.  Borrower, at its own expense, shall make such alterations, additions or modifications to Equipment as may be required from time to time to meet the requirements of applicable law or a governmental body (each, a “Required Alteration”).  All such Required Alterations shall immediately, and without further act, be deemed to constitute “Equipment” and be fully subject to this Agreement as if originally financed hereunder.  Borrower shall not make any other alterations to Equipment without KEF’s prior written consent.

Repairs and Maintenance.  Borrower, at Borrower’s sole cost and expense, shall (a) keep Equipment in good repair, operating condition, appearance and working order in compliance with the manufacturer’s recommendations and Borrower’s standard practices (but in no event less than industry practices), (b) properly service all components of Equipment following the manufacturer’s written operating and servicing procedures, and (c) replace any part of the Equipment that becomes unfit or unavailable for use from any cause (whether or not such replacement is covered by a maintenance agreement) with a replacement part that, in KEFs sole opinion, is of the same manufacture, value, remaining useful life and utility as the replaced part immediately preceding the replacement, assuming that such replaced part was in the condition required by this Agreement. Replacement parts shall be free and clear of all liens except Permitted Encumbrances, constitute Equipment and be fully subject to this Agreement as if originally financed hereunder.

Lease and Assignment.  BORROWER SHALL NOT, WITHOUT KEF’S PRIOR WRITTEN CONSENT, (i) SELL, ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THE COLLATERAL OR ANY INTEREST THEREIN, (ii) RENT OR LEND EQUIPMENT TO ANYONE OR (iii) PERMIT EQUIPMENT TO BE USED BY ANYONE OTHER THAN BORROWER OR BORROWER’S AFFILIATES AND THEIR RESPECTIVE QUALIFIED EMPLOYEES.  BORROWER ACKNOWLEDGES IT REMAINS PRIMARILY LIABLE FOR ALL OBLIGATIONS ARISING HEREUNDER NOTWITHSTANDING USE BY AN AFFILIATE.

KEF, at any time with or without notice to Borrower, may sell, transfer, assign and/or grant a security interest in all or any part of KEF’s interest in the Loan Documents or any Equipment (each, a “KEF Transfer).  Any purchaser, transferee, assignee or secured party of KEF (each a “KEF Assignee”) shall have and may exercise all of KEF’s rights under the applicable Loan Documents and hereunder with respect to the Equipment to which any such KEF Transfer relates, and Borrower shall not assert against any KEF Assignee any claim that Borrower may have against KEF; provided, Borrower may assert any such claim in a separate action against KEF.  Upon receipt of written notice of a KEF Transfer, Borrower shall promptly acknowledge in writing its obligations under the applicable Note and hereunder, shall comply with the written directions or demands of any KEF Assignee and shall make all payments due under the applicable Note as directed in writing by the KEF Assignee.  Following such KEF Transfer, the term “KEF” shall be deemed

C# 581058493 Master Security Agreement

to include or refer to each KEF Assignee.  Borrower will provide reasonable assistance to KEF to complete any transaction contemplated by this subsection (b).

Subject to the restriction on assignment contained in subsection (a), the Loan Documents shall inure to the benefit of, and be binding upon, the successors and assigns of the parties thereto including, without limitation, each person who becomes bound thereto as a “new debtor” as set forth in the UCC.

Risk of Loss; Damage to Equipment.  Borrower shall bear the entire risk of loss (including without limitation, theft, destruction, disappearance of or damage to Equipment from any cause whatsoever), whether or not insured against, during the Term of each Note.  No such loss shall relieve Borrower of the obligation to pay Installments or of any other obligation under any Loan Documents.

If any Equipment is lost, stolen or damaged beyond repair, or is confiscated or seized, or the use and/or title thereof is requisitioned to someone other than Borrower (any such event being a “Total Loss”), Borrower shall immediately notify KEF of such event.  On the next Installment payment date following the occurrence of the Total Loss, at KEF’s option, Borrower shall either (i) replace the Equipment that suffered a Total Loss with equipment that is free of all liens except Permitted Encumbrances and, in KEF’s sole opinion, is of the same manufacture, value, remaining useful life and utility as the replaced Equipment immediately preceding the replacement, assuming such replaced Equipment was in the condition required by this Agreement or (ii) pay to KEF any unpaid Installments and other charges due prior to the payment date specified in such notice plus an amount, with respect to an item of Equipment, equal to the pro rata portion of the Installments attributable to such item of Equipment under the Loan Documents after discounting those Installments to present worth as of the payment date specified in the notice on the basis of a per annum rate of discount equal to three percent from the respective dates upon which the Installments would have been paid but for the operation of this clause, together with interest on such amount at the Default Rate from the payment date specified in the notice to the date of actual payment.

If KEF elects to allow replacement of Equipment as set forth in subsection (b)(i) above, such replacement equipment shall become Equipment subject to this Agreement and the security interest granted to KEF hereunder, and KEF shall release its interest in the applicable Equipment in its then condition and location, “AS IS” and “WHERE IS,” without any warranties, express or implied.  Alternatively, upon KEF’s receipt of the amounts specified in subsection (b)(ii) above, KEF shall release its interest in the applicable Equipment, in its then condition and location, “AS IS” and “WHERE IS,” without any warranties, express or implied.

Insurance.  Borrower shall, at all times during the Term of each Note and at Borrower’s own cost and expense, maintain (i) insurance against all risks of physical loss or damage to Equipment for the full replacement value thereof, and (ii) commercial general liability insurance (including blanket contractual liability coverage and products liability coverage) for personal and bodily injury and property damage per occurrence as stated in each Collateral Schedule.

All insurance policies required hereunder shall include terms, and be with insurance carriers, reasonably satisfactory to KEF.  Without limiting the generality of the foregoing, each policy shall include the following terms: (i) all physical damage insurance shall name KEF and its assigns as lender loss payee, (ii) all liability insurance shall name KEF and its assigns as additional insureds, (iii) the policy shall not be canceled or altered without at least thirty days’ advance notice to KEF and its assigns and (iv) coverage shall not be invalidated against KEF or its assigns because of any violation of any condition or warranty contained in any policy or application therefor by Borrower or by reason of any action or inaction of Borrower.  On each anniversary of the date on which KEF funds any Note hereunder, and during the term hereof, Borrower shall deliver to KEF certificates or other proof of insurance satisfactory to KEF evidencing the coverage required by this section.

Taxes.  Borrower shall pay when due and shall indemnify and hold harmless KEF (on an after-tax basis) from and against any and all taxes, fees, withholdings, levies, imposts, duties, assessments and charges of every kind and nature whatsoever (including any related penalties and interest) imposed upon or against KEF, any KEF Assignee, Borrower or any Collateral by any governmental authority in connection with, arising out of or otherwise related to Collateral, the Loan Documents or any Installments and receipts or earnings arising therefrom and excepting only all Federal, state and local taxes on or measured by KEF’s net income.

KEF’s Right to Perform for Borrower.  If Borrower fails to perform any of its obligations contained herein, KEF may (but shall not be obligated to) itself perform such obligations, and the amount of the reasonable costs and expenses of KEF incurred in connection with such performance, together with interest on such amount from the date said amounts are expended at the Default Rate, shall be payable by Borrower to KEF upon demand.  No such performance by KEF shall be deemed a waiver of any rights or remedies of KEF or be deemed to cure any Default of Borrower hereunder.

Default; Remedies.  As used herein, the term “Default’ means any of the following events: (i) Borrower fails to pay any Installment or other amount due under a Note within ten days after the same shall have become due; (ii) Borrower becomes insolvent or makes an assignment for the benefit of its creditors; (iii) a receiver, trustee, conservator or liquidator of Borrower of all or a substantial part of Borrower’s assets is appointed with or without the application or consent of Borrower; (iv) a petition is filed by or against Borrower under any bankruptcy, insolvency or similar law; (v) Borrower violates or fails to perform any provision of either this Agreement or any other loan, credit agreement, lease or any acquisition or purchase agreement with KEF or any other party; (vi) any warranty or representation made by Borrower herein proves to have been false or misleading when made; (vii) there is a material adverse change in Borrower’s financial condition since the funding of any Note, which shall not include any failure to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics; (viii) Borrower merges or consolidates with any other corporation or entity, or sells, leases or disposes of all or substantially all of its assets without the prior written consent of KEF; (ix) Borrower is dissolved; (x) a change in control occurs in Borrower or any Guarantor in which any person or group of persons shall acquire beneficial ownership of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of Borrower or any Guarantor entitled to vote generally in the election of directors for such entity; (xi) Borrower appears, or is located in any country that appears, on any list of the U.S. Office of Foreign Assets Control or other similar list; (xii) any filing by Borrower of a termination statement for any financing statement filed by KEF while any obligations are owed by Borrower under a Note; and (xiii) any of the events listed in subsections (ii) through (xi) above occurs with

C# 581058493 Master Security Agreement

respect to any Guarantor.  A Default with respect to any Note shall, at KEF’s option, constitute a Default for all Notes and any other agreements between KEF and Borrower.

Upon the occurrence of a Default, KEF may declare any or all of the Secured Obligations to be immediately due and payable, without demand or notice to Borrower or any Guarantor, and KEF shall have the immediate right to enforce its rights with all Collateral Schedules.  The obligation and liabilities accelerated thereby shall bear interest (both before and after any judgment) until paid in full at the Default Rate.  Should there occur a Default, and if a voluntary or involuntary petition under the United States Bankruptcy Code is filed by or against Borrower while such Default remains uncured, the Secured Obligations shall be automatically accelerated and due and payable and interest thereon at the Default Rate shall automatically apply as of the date of the first occurrence of the Default, without any notice, demand or action of any type on the part of KEF (including any action evidencing the acceleration or imposition of the Default Rate).  The fact that KEF has, prior to the filing of the voluntary or involuntary petition under the United States Bankruptcy Code, acted in a manner which is inconsistent with the acceleration and imposition of such rate shall not constitute a waiver of this provision or estop KEF from asserting or enforcing KEF’s rights hereunder.

In addition, and after a Default, KEF may do any one or more of the following as KEF in its sole discretion shall elect: (i) proceed by appropriate court action to enforce performance by Borrower of the related Note or to recover damages, including incidental damages that are expressly provided for in this Agreement, for the breach thereof; (ii) cause Borrower, at its expense, to promptly assemble the Collateral and deliver the same to KEF at such place as KEF may designate in writing; (iii) enter upon the premises of Borrower or other premises where any Collateral may be located and, without notice to Borrower and with or without legal process, take possession of and remove all or any such Collateral without liability to Borrower by reason of such entry or taking possession; (iv) sell the Collateral at public or private sale or hold, keep idle or lease to others any Collateral; and (v) exercise any other right or remedy available to KEF under applicable law.  Borrower shall be liable for all reasonable costs, expenses, and legal fees incurred in enforcing KEF’s rights under this Agreement, before or in connection with litigation or arbitration and for any deficiency in the disposition of the Equipment.  KEF’s recovery hereunder shall in no event exceed the maximum recovery permitted by law.  Except as expressly provided for in this Agreement, neither party shall be liable for special, incidental, consequential or punitive damages under this Agreement.

If a Default occurs, Borrower hereby agrees that ten days’ prior notice to Borrower of any public sale or of the time after which a private sale may be negotiated shall be conclusively deemed reasonable notice.  None of KEF’s rights or remedies hereunder are intended to be exclusive, but each shall be cumulative and in addition to any other right or remedy referred to hereunder or otherwise available to KEF at law or in equity, and no express or implied waiver by KEF of any Default shall constitute a waiver of any other Default or a waiver of any of KEF’s rights.

With respect to any exercise by KEF of its right to recover and/or dispose of any Collateral, Borrower acknowledges and agrees that KEF may dispose of Collateral on an “AS IS, WHERE IS” basis, in compliance with applicable law and with such preparation (if any) as KEF determines to be commercially reasonable.  Borrower shall remain liable for any deficiency in the disposition of the Collateral, and any purchase by KEF of the Collateral may be through a credit to some or all of Borrower’s obligations under any Note.

Notices.  All notices and other communications hereunder shall be in writing and shall be transmitted by hand, overnight courier or certified mail (return receipt requested), US postage prepaid.  Such notices and other communications shall be addressed to the respective party at the address first set forth above or at such other address as any party may, from time to time, designate by notice duly given in accordance with this section.  Such notices and other communications shall be effective upon receipt or, in the case of mailing in accordance with the terms of this section, the earlier of receipt or three days after mailing.

Indemnity.  Borrower shall indemnify and hold harmless KEF and each KEF Assignee, on an after tax basis, from and against any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys’ fees), obligations, liabilities, demands and judgments (collectively, a “Liability”) arising out of or in any way related to: (a) Borrower’s failure to perform any covenant under the Loan Documents, (b) the untruth of any representation or warranty made by Borrower under the Loan Documents or (c) injury to persons, property or the environment including any Liability based on strict liability in tort, negligence, breach of warranties or Borrower’s failure to comply fully with applicable law or regulatory requirements; provided, that the foregoing indemnity shall not extend to any Liability to the extent resulting solely from the gross negligence or willful misconduct of KEF.

Fees and Expenses.  Borrower shall pay all reasonable costs and expenses of KEF, including, without limitation, attorneys’ and other professional fees, returned check or non-sufficient funds charges, the fees of any collection agencies and appraisers and all other costs and expenses related to any sale or lease of Equipment (including storage costs) incurred by KEF in enforcing any of the terms, conditions or provisions hereof or in protecting KEF’s rights hereunder.

Financial and Other Data; Covenants.  During the Term hereof, Borrower shall furnish KEF (i) as soon as available, and in any event within one hundred twenty days after the last day of each fiscal year, financial statements of Borrower and each Guarantor and (ii) from time to time as KEF may reasonably request, other financial reports, information or data (including federal and state income tax returns) and quarterly or interim financial statements of Borrower and each Guarantor.  All such information shall be audited (or if audited information is not available, compiled or reviewed) by an independent certified public accountant.  Filings of Ramaco Resources, Inc. on Forms 10-K and 10-Q shall constitute compliance with this section.

For so long as any financial covenants shall be in effect in any agreement between Borrower and KeyBank National Association (as amended, restated or modified after the date hereof, the “Financial Covenants”), the Borrower shall comply with all such Financial Covenants.

If any agreement (or any part thereof) containing Financial Covenants shall expire, or be canceled or terminated, or otherwise cease to be binding upon Borrower during the Term of a Note (a “Terminating Event”), Borrower agrees that the Financial Covenants in effect under such agreement immediately before the Terminating Event shall continue to be in effect under such Note(s) as if the Terminating Event had not occurred.  It is the express intention of

C# 581058493 Master Security Agreement

KEF and Borrower that the Financial Covenants shall continue to be effective with respect to all Notes between KEF and Borrower until the date on which Borrower’s obligations under the Note are fully paid and performed.

Representations and Warranties of Borrower.  Borrower represents and warrants that as of the date hereof and as of the date of execution of each Note: (a) the address stated above is the chief place of business and chief executive office of Borrower, Borrower’s full and accurate legal name is as stated above and the information describing Borrower set forth under Borrower’s signature below is accurate in all respects; (b) Borrower is either a limited liability company or corporation duly organized and validly existing in good standing under the laws of the state of its organization or incorporation; (c) the execution, delivery and performance of this Agreement, each Note, each Collateral Schedule and all related instruments and documents (i) have been duly authorized by all necessary action on the part of Borrower, (ii) do not require the approval of any stockholder, partner, manager, trustee, or holder of any obligations of Borrower except such as have been duly obtained, and (iii) do not contravene any law, governmental rule, regulation or order binding on or applicable to Borrower, or contravene the operating agreement, charter or by-laws of Borrower, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Borrower under, any indenture, mortgage, contract or other agreement to which Borrower is a party or by which it or its property is bound; (d) the Loan Documents, when entered into constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms; (e) there are no actions or proceedings to which Borrower is a party, and there are no threatened actions or proceedings of which Borrower has knowledge, before any governmental authority which, either individually or in the aggregate, would materially adversely affect the financial condition of Borrower or the ability of Borrower to perform its obligations hereunder; (f) Borrower is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any agreement which, either individually or in the aggregate, would materially adversely affect the financial condition of Borrower or the ability of Borrower to perform its obligations hereunder; (g) the financial statements of Borrower (copies of which have been furnished to KEF) have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present Borrower’s financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations, (h) the Equipment is, and shall at all times remain, fully removable personal property notwithstanding any affixation or attachment to real property or improvements, (i) Borrower is, and will continue to be, the sole owner of the Collateral and shall at all times keep the Collateral free and clear from all liens and encumbrances of any kind or nature other than those created by, through or under KEF or Permitted Encumbrances, (j) it has good, valid and marketable title to the Collateral, (k) the security interest in the Collateral granted to KEF hereunder, when properly perfected by filing, shall constitute a valid and perfected first priority security interest in the Collateral; (I) the loan is for commercial and business purposes and the Collateral will be used solely for such purposes, (m) the Collateral is not subject to, and Borrower will not grant or permit to exist, any liens or claims on or against the Collateral whether senior, superior, junior, subordinate or equal to the security interest granted to KEF hereby, or otherwise except Permitted Encumbrances, (n) neither the Borrower nor, to the Borrower’s knowledge, any director, officer, agent, employee or affiliate of the Borrower is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and (o) the Borrower will not directly or indirectly use the proceeds of the Agreement, or lend, contribute or otherwise make available such proceeds to any affiliate or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Miscellaneous; Governing Law.  Time is of the essence with respect to the Loan Documents.  Any failure of KEF to require strict performance by Borrower or any waiver by KEF of any provision of the Loan Documents shall not be construed as a consent or waiver of any other provision of such Loan Documents.  This Agreement will be binding upon KEF only if executed by a duly authorized officer or representative of KEF at KEF’s address set forth above.  An authorized signer of Borrower shall execute the Loan Documents on Borrower’s behalf.  Any provision of a Loan Document that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof.  Captions are intended for convenience of reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof.  Borrower will promptly execute or otherwise authenticate and deliver to KEF such further documents, instruments, assurances and other records and take such further action as KEF may reasonably request in order to carry out the intent and purposes of the Loan Documents and to establish and protect the rights and remedies created or intended to be created in favor of KEF hereunder and thereunder.

EACH OF THE LOAN DOCUMENTS IS BEING DELIVERED IN, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  ANY ACTION BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING NON-CONTRACTUAL CLAIMS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK; PROVIDED, THAT AT KEF’S SOLE OPTION, KEF MAY BRING AN ACTION IN THE STATE WHERE BORROWER OR THE EQUIPMENT IS LOCATED.  BORROWER IRREVOCABLY WAIVES OBJECTIONS TO THE JURISDICTION OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT.  KEF AND BORROWER HEREBY EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THE COLLATERAL OR THE LOAN DOCUMENTS.  THIS WAIVER IS MADE KNOWINGLY, WILLINGLY AND VOLUNTARILY BY KEF AND BORROWER WHO EACH ACKNOWLEDGE THAT NO REPRESENTATIONS HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE LOAN DOCUMENTS.

More than One Borrower.  The rights and obligations of Borrower are joint and several.  Each reference to the term “Borrower shall be deemed to refer to each of RAMACO RESOURCES, INC.; RAMACO DEVELOPMENT, LLC; RAM MINING, LLC; RAMACO COAL SALES, LLC; RAMACO RESOURCES, LLC; and RAMACO RESOURCES LAND HOLDINGS, LLC; each representation and warranty made by Borrower shall be deemed to have been made by each such party; each covenant and undertaking on the part of Borrower shall be deemed individually applicable with respect to each such party; and each event constituting a Default under this Agreement shall be determined with respect to each such party. A separate action or actions may be brought and prosecuted against any such party whether an action is brought against any other party or whether any other party is joined in any such action or actions.  Each such party waives any right to require Agreement to: (i) proceed against any other party; (ii) proceed against or exhaust any security held from any other party; or (iii) pursue any other remedy in KEF’s power whatsoever.  Notices hereunder required to be provided

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to Borrower shall be effective if provided to any such party.  Any consent on the part of Borrower hereunder shall be effective when provided by any such party and KEF shall be entitled to rely upon any notice or consent given by any such party as being notice or consent given by Borrower hereunder.

In the event any obligation of Borrower under this Agreement is deemed to be an agreement by any individual Borrower to answer for the debt or default of another individual Borrower (including each other) or as a hypothecation of property as security therefor, each Borrower represents and warrants that: (i) no representation has been made to it as to the creditworthiness of any other obligor, and (ii) it has established adequate means of obtaining from each other obligor on a continuing basis, financial or other information pertaining to each other obligors financial condition.  Each Borrower expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever, consents to the taking by KEF of any additional security for the obligations secured hereby, or the alteration or release in any manner of any security now or hereafter held in connection with any obligations now or hereafter secured by this Agreement, and consents that KEF and any obligor may deal with each other in connection with said obligations or otherwise, or alter any contracts now or hereafter existing between them, in any manner whatsoever, including without limitation the renewal, extension, acceleration, changes in time for payment of any such obligations or in the terms or conditions of any security held, KEF is hereby expressly given the right, at its option, to proceed in the enforcement of this Agreement independently of any other remedy or security it may at any time hold in connection with such obligations secured and it shall not be necessary for KEF to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce its rights against any Borrower.  Each Borrower further waives any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to KEF by a Borrower.

Separate Borrowings.  Each Note and Collateral Schedule shall constitute a complete and separate loan and security agreement, independent of all other Notes and Collateral Schedules, and without any requirement of being accompanied by an originally executed copy of this Agreement.  If any term or condition of any Note or Collateral Schedule conflicts or is inconsistent with any term or condition of this Agreement, the terms and conditions of such Note or Collateral Schedule shall govern.

Execution in Counterparts.  One originally executed copy of the Collateral Schedule shall be denominated “Originally Executed Copy No. 1 of __ originally executed copies.” If more than one copy of the Collateral Schedule is executed by Borrower and KEF, all such other copies shall be consecutively numbered with numbers greater than 1.  Only Originally Executed Copy No. 1 shall constitute Chattel Paper.

Entire Agreement.  Each Note, together with all other Loan Documents, constitutes the entire understanding or agreement between KEF and Borrower with respect to the financing of the Equipment covered by the related Collateral Schedule, and there is no understanding or agreement, oral or written, which is not set forth herein or therein.  No Loan Document may be amended except by a writing signed by KEF and Borrower.  Delivery of an executed Loan Document by facsimile or any other reliable means shall be deemed as effective for all purposes as delivery of a manually executed copy.  Borrower shall provide to KEF the manually executed original of any Loan Document delivered by facsimile within five days.

Borrower:

RAMACO RESOURCES, INC.

RAMACO DEVELOPMENT, LLC

RAM MINING, LLC

RAMACO COAL SALES, LLC

RAMACO RESOURCES, LLC

RAMACO RESOURCES LAND HOLDINGS, LLC

By:  /s/ Randall W. Atkins

Name:  Randall W. Atkins

Title:  Executive Chairman

Lender:

KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCAITION

By:  /s/ Elizabeth Murphy

Name:  Elizabeth Murphy

Title:  Vice President